SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 5, 2005
SIMMONS BEDDING COMPANY
(formerly known as Simmons Company)

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-113861	13-3875743

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800, Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

(770) 512-7700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     Simmons Bedding Company today announced that two of its key suppliers of polyurethane foam have put their customers, including Simmons Bedding Company, on notice of allocation, due to a limited availability of TDI (toluene diisocyanate) in the United States, a key chemical component of polyurethane foam which is used throughout the bedding industry. The shortage of TDI resulted from the effects of the recent hurricanes that struck the Gulf Coast region.
     Charlie Eitel, chairman and CEO of Simmons Bedding Company said, “As a result of our just-in-time manufacturing process, we maintain minimal inventory of polyurethane foam. We are currently evaluating and implementing contingency plans to minimize disruption to our business. We anticipate that our production schedules at various plants will be modified according to the availability of supply. We expect minimal disruption to our Beautyrest® and BackCare® branded products, which are the majority of our sales, and will work closely with our customers to meet their product needs to the degree possible. We believe that any potential production delays will be for a limited period of time, with no long-term impact on our business.”
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

99.1.	Press Release dated October 5, 2005.
SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Bedding Company has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

SIMMONS BEDDING COMPANY
	By:	/s/ William S. Creekmuir
William S. Creekmuir
Date: October 5, 2005

EXHIBIT INDEX

Exhibit
Number	Exhibit Name
99.1	Press Release dated October 5, 2005.

2